EXHIBIT 13.1

                     ADDENDUM To DAEWOO MOTOR AMERICA, INC.,
                  AUTOMOBILE DEALER SALES AND SERVICE AGREEMENT

     This  Addendum  ("Addendum")  is  made  and entered into as of the 5 day of
                                                                        -
October, 1999, by and  among  the  Daewoo  Motor  America,  Inc., ("DMA") and Lo
-------                                                                       --
Castro and Associates, Inc. ("Dealer"), and is hereby made part of and expressly
--------------------------
incorporated by reference into the Daewoo Motor America, Inc. Automobile Dealer Sales and Service Agreement ("Dealer Agreement") executed between the same parties on the 5 day of OCTOBER, 1999.
                  -           -------

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                                  INTRODUCTION

     In connection with its sale of Daewoo Products, DMA has established a dual distribution network consisting of (i) a network of authorized Daewoo dealers, operating at approved locations to sell and service Daewoo Products (the "Dealer Network") and (ii) a network of stores ("Stores") owned and operated by DMA that directly sell and service Daewoo Products (the "Company Store Network") (the Dealer Network and the Company Store Network are collectively referred to as the "Dual Distribution Network"). This Addendum sets forth the parties' agreement concerning the Dual Distribution Network.

          Accordingly,  the  parties  agree  as  follows:

1.   Acknowledgement/Consent  to  Dual  Distribution  Network
     --------------------------------------------------------


          Dealer acknowledges that DMA will operate the Dual Distribution Network and that DMA may operate Stores within the same state in which Dealer operates, and Dealer fully and freely consents to said operation of the Dual Distribution Network, which will increase the exposure and customer awareness of Daewoo Products and thereby benefit Dealer.

2.   PMAs
     ----

          DMA acknowledges that Dealer is not restricted from selling or servicing Daewoo Products to customers located outside Dealer's PMA, including customers located in the PMA(s) of any Stores. Dealer similarly acknowledges that DMA is not restricted from selling or servicing Daewoo Products to customers located outside the PMA(s) of any of its Stores, including customers located in Dealer's PMA.


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3.   Release
     -------

          Upon execution of this Addendum by Dealer, and in consideration of DMA entering into the Dealer Agreement, Dealer hereby releases DMA from any and all claims, demands, contracts and liabilities (including, but not limited to, statutory liabilities) known or unknown, of any kind whatsoever, arising out of or in connection with the Dual Distribution Network, and regardless of whether Dealer knows or suspects the claim to exist in its favor at the time of executing this Addendum and whether or not if known to it, it would have materially affected its release hereunder.


4.   Miscellaneous
     -------------

     a. Dealer acknowledges and agrees that the terms set forth in this Addendum are fair and reasonable, and Dealer voluntarily undertakes the obligations set forth herein. Dealer acknowledges and agrees that DMA has not pressured, coerced, attempted to coerce or forced Dealer to enter into this Addendum, and that it is executed without any duress or undue influence on the part of, or on behalf of, DMA, and after Dealer has consulted with its counsel.

     b. Dealer acknowledges and agrees that Dealer's refusal or failure to abide by this Addendum shall constitute a material and significant breach of reasonable and material terms of the Dealer Agreement.

     c. The parties acknowledge and agree that all other terms and provisions of the Dealer Agreement that are not specifically amended in this Addendum remain in full force and effect. This Addendum shall not in any way affect the terms of the Dealer Agreement except as specifically set forth herein. This Addendum and the Dealer Agreement collectively set forth the entire agreement between the parties hereto, and fully supersede any and all prior agreements or understandings between the parties pertaining to the subject matter hereof. In the event of any conflict between the Dealer Agreement and this Addendum, this Addendum shall control. No change in, modification of or addition, amendment or supplement to this Addendum shall be valid unless set forth in writing and signed and dated by the parties.

     d. In the event that any term, provision, condition or covenant of this Addendum is determined by a court of competent jurisdiction to be prohibited or otherwise invalid, then such term, provision, condition or covenant shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any other terms, provisions, conditions or covenants of this Addendum.

     e. This Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Dealer agrees that it is per se reasonable for Daewoo to withhold consent to a proposed


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          buy/sell where the prospective purchaser refuses to agree to the terms and conditions  set  forth  in  this  Addendum.

By their signatures hereto, the parties have executed this Addendum as of the date first above written.


DEALER:                                       Lo Castro and Associates, Inc.
                                              ---------------------------------
                                                  (DEALER  Entity  Name)




                               By:  /s/  Vincent A. Lo Castro         President
                                  ---------------------------        -----------
                                         SIGNATURE                      TITLE


DAEWOO MOTOR AMERICA, INC.:

                               By:  /s/                              PRES & CEO
                                  ---------------------------        -----------
                                         SIGNATURE                      TITLE

                               By:  /s/                                  SVP
                                  ---------------------------        -----------
                                         SIGNATURE                      TITLE


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